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                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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
                         [INTERNET CAPITAL GROUP LOGO]

                          INTERNET CAPITAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    DATE:   MAY 31, 2000
                                    TIME:   10:00 A.M.
                                    PLACE:  THE DESMOND GREAT VALLEY
                                            ONE LIBERTY BOULEVARD
                                            MALVERN, PENNSYLVANIA  19355

The purposes of the Annual Meeting are:

         (1) to elect two Class I directors, both for a term of three years and until their respective successors have been elected and qualified;

         (2) to ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000;

         (3) to approve a proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock;

         (4) to approve an amendment to the Company's 1999 Equity Compensation Plan to increase by 18,000,000 shares the number of shares of Common Stock authorized to be issued under it; and

         (5) to transact any other business that may properly come before the meeting.


By Order of the Board of Directors

[facsimile signature]

Henry N. Nassau                                                   April 21, 2000
Secretary

                                 PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed beginning April 21, 2000, to owners of shares of Internet Capital Group, Inc. (the "Company") Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.


                                    CONTENTS

                                                                                                                PAGE

Voting Procedures.........................................................................................          1
Corporate Governance......................................................................................          1
Election of Directors (Item 1 on Proxy Card)..............................................................          2
Ratification of Appointment of Independent Accountants (Item 2 on Proxy Card).............................          4
Proposal to Increase Authorized Common Stock (Item 3 on Proxy Card).......................................          4
Amendment of 1999 Equity Compensation Plan (Item 4 on Proxy Card).........................................          5
Submission of Shareholder Proposals and Director Nominations..............................................         11
Executive Compensation....................................................................................         11
Compensation Tables.......................................................................................         13
Other Forms of Compensation...............................................................................         14
Stock Performance Graph...................................................................................         16
Security Ownership of Certain Beneficial Owners and Directors and Officers................................         17
Certain Relationships and Related Transactions............................................................         18
Section 16(a) Beneficial Ownership Reporting Compliance...................................................         21
Compensation Committee Interlocks and Insider Participation...............................................         21
Other Business............................................................................................         21



                          INTERNET CAPITAL GROUP, INC.
                              435 DEVON PARK DRIVE
                                  BUILDING 600
                            WAYNE, PENNSYLVANIA 19087

                                VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.


WHO CAN VOTE? Shareholders as of the close of business on April 17, 2000 are entitled to vote. On that day, about _________ shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of shareholders eligible to vote will be available at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania beginning May 19, 2000. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD? The proxy card represents all the shares of Common Stock registered to your account. Each share of Common Stock that you own entitles you to one vote.

HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by Nasdaq, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called "broker non-vote" on that matter. Because Items 2 and 4 must be approved by a majority of the votes cast, broker non-votes and abstentions have no effect on a proposal's outcome. Because directors are elected by a plurality of the votes cast, votes withheld from some or all nominees for director could have an effect on the outcome of the election. Because Item 3 must be approved by two-thirds of the outstanding shares of voting securities, broker non-votes will have the same effect as a vote against the proposal.

WHO WILL COUNT THE VOTE? The Company's Transfer Agent and Registrar, ChaseMellon Shareholder Services, L.L.C. will tally the vote, which will be certified by an Inspector of Election. The Inspector of Elections will be the Company's Secretary or Assistant Secretary.

IS MY VOTE CONFIDENTIAL? Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote will not be disclosed to the Board of Directors or management of the Company except as may be required by law.

WHO IS SOLICITING THIS PROXY? Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. The Company has also hired D. F. King & Co., Inc., a proxy solicitation firm, for a fee of $12,500 plus expenses. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.


                              CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws (the "By-Laws"), the Company's business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors held 19 meetings in 1999. Each of the incumbent directors attended at least 75% of the Board of Directors and committee meetings to which the director was assigned. The incumbent directors in the aggregate attended about 90% of their Board of Directors and assigned committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has established two standing committees.

Audit Committee -- reviews and monitors the Company's corporate financial reporting, external audits, internal control functions and compliance with laws and regulations that could have a significant effect on the Company's financial condition or results of operations. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, the Company's independent accountants. The Audit Committee did not meet during 1999. The current members of the Audit Committee are Messrs. Brodsky and Musser.

Compensation Committee -- reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the Chief Executive Officer and the directors. In addition, the Compensation Committee reviews compensation arrangements for the other executive officers. The Compensation Committee also administers the Company's equity compensation plans. The Compensation Committee held one meeting during 1999. The current members of the Compensation Committee are Messrs. Gerrity, Keith and Solvik.

DIRECTOR COMPENSATION. Directors do not receive compensation for their services as directors; however, they are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. Outside directors of the Company are also eligible to receive options to purchase Common Stock awarded under the 1999 Equity Compensation Plan.

                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

The Company's By-Laws provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The By-Laws also divide the Company's Board of Directors into three classes:
Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified. There are currently two Class I directors, two Class II directors and three Class III directors.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three year term. The term of the two Class I directors, Julian A. Brodsky and Warren
V. Musser, will expire at the Annual Meeting. The other five directors will remain in office for the remainder of their respective terms, as indicated below.

Director candidates are nominated by the Board of Directors. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

At the Annual Meeting, two Class I directors are to be elected. Both of the director nominees are currently directors of the Company. Both nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. If either or both of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee and any substitute nominee(s) designated by the Board of Directors. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for Class I director and each Class II and Class III director, each of whose term will continue after the Annual Meeting.

NOMINEES FOR CLASS I DIRECTORS

Julian A. Brodsky. Mr. Brodsky has served as a director of the Company since May 1996. Mr. Brodsky is a founder of Comcast Corporation, a developer of broadband cable networks, cellular and personal communication systems and has served as a director of Comcast since 1969 and Vice-Chairman since 1988. Mr. Brodsky serves as a director of Comcast Cable Communications, Inc., NDS Group, plc, the RBB Fund, Inc. and Chief Executive Officer of Comcast Interactive Capital Group L.P.
Age: 66.

Warren V. Musser. Mr. Musser has served as a director of the Company since March 2000. Mr. Musser has served as chairman and chief executive officer of Safeguard Scientifics, Inc. since 1953. Mr. Musser is Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc. and CompuCom Systems, Inc. He is also a director of DocuCorp International, Inc. and Sanchez Computer Associates, Inc. and a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of The Eastern Technology Council, and chairman of the Pennsylvania Partnership on Economic Education. Age 73.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE LISTED NOMINEES.

INCUMBENT CLASS II DIRECTORS - TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2001

Robert E. Keith, Jr. Mr. Keith has served as the Chairman of the Board of Directors since the Company's inception in March 1996. Mr. Keith is also Managing General Partner of Technology Leaders II, L.P. and has had principal operating responsibility for Technology Leaders II, L.P. since 1988. Mr. Keith also serves as a director of American Education Centers, Inc., Cambridge Technology Partners (Massachusetts), Inc., Diablo Research Corporation, LLC, Masterpack International, Inc., MultiGen-Paradigm, Inc., Naviant Technology Solutions, 67 Inc., Sunsource, Inc., US Interactive, Inc., and Whisper Communications, Inc. and is Vice Chairman of the Board of Safeguard Scientifics, Inc. Age: 58.

Peter A. Solvik. Mr. Solvik has served as a director since May 1999. Mr. Solvik has served as Senior Vice President and Chief Information Officer of Cisco Systems, Inc. since January 1999, as Vice President and CIO from 1995 to 1999, and as Director of Information Systems and CIO from 1993 to 1995. Under Mr. Solvik's leadership, Cisco Systems has been recognized as one of the most innovative and successful large corporations in the use of the Internet. Mr. Solvik serves as a director of Asera Inc., Cohera Corp. and Context Integration, Inc. Age: 41.

INCUMBENT CLASS III DIRECTORS - TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2002

Walter W. Buckley, III. Mr. Buckley is a co-founder and has served as President and Chief Executive Officer and as a director of the Company since March 1996. Prior to co-founding the Company, Mr. Buckley worked for Safeguard Scientifics, Inc. as Vice President of Acquisitions from 1991 to February 1996. Mr. Buckley directed many of Safeguard Scientifics' investments and was responsible for developing and executing Safeguard Scientifics' multimedia and Internet investment strategies. Mr. Buckley serves as a director of Breakaway Solutions, Inc., e-Chemicals, Inc., PaperExchange.com LLC, PrivaSeek, Inc., Safeguard Scientifics, Inc., Syncra Software, Inc., VerticalNet, Inc., Who?Vision Systems, Inc. and XL Vision, Inc. Age: 40.

Kenneth A. Fox. Mr. Fox is a co-founder and has served as a Managing Director since the Company's inception in March 1996. Mr. Fox has also served as a director since February 1999. Prior to co-founding the Company, Mr. Fox served as Director of West Coast Operations for Safeguard Scientifics, Inc. and Technology Leaders II, L.P., a venture capital partnership, from 1994 to 1996. In this capacity, Mr. Fox led the development of and managed the West coast operations for these companies. Mr. Fox serves as a director of AUTOVIA Corporation, Bidcom, Inc., Commerx, Inc., Deja.com, Inc., Entegrity Solutions Corporation, and ONVIA.com, Inc. Age: 29.

Dr. Thomas P. Gerrity. Dr. Gerrity has served as a director since December 1998. Dr. Gerrity also served as the Dean of The Wharton School of the University of Pennsylvania from July 1990 to June 1999. He is currently

Professor and Director of the Wharton School Electronic Commerce Forum. Dr. Gerrity also serves as a director of CVS Corporation, Fannie Mae, Purchasing Solutions, Inc. dba ICG Commerce, Inc., Knight-Ridder, Inc., Reliance Group Holdings, Inc., Sunoco, Inc. and a trustee of MAS Funds. Age: 58.


                         RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS
                              ITEM 2 ON PROXY CARD

Subject to shareholder ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has reappointed the firm of KPMG LLP, certified public accountants, as independent accountants to examine the financial statements of the Company for 2000. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of KPMG LLP as independent accountants to audit and report upon the financial statements of the Company for fiscal year 2000. If this appointment is not ratified by shareholders, the Audit Committee may reconsider its recommendation.

One or more representatives of KPMG LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.


                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK
                              ITEM 3 ON PROXY CARD

The Company's Restated Certificate of Incorporation, as currently in effect, provides that the Company is authorized to issue two classes of stock, consisting of 300,000,000 shares designated as Common Stock, $.001 par value per share, and 10,000,000 shares designated as Preferred Stock, $.01 par value per share. On March 3, 2000, the Board of Directors adopted a resolution setting forth a proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock by 1,700,000,000 shares to an aggregate of 2,000,000,000 shares. The resolution declares the advisability of the proposed amendment and directs that the proposed amendment be considered at the annual meeting of shareholders. The proposed amendment does not affect any terms or rights of the Company's Common Stock or Preferred Stock. As proposed to be amended, the first paragraph of Article Four of the Restated Certificate of Incorporation would read as follows:

         "4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 2,010,000,000 shares, divided into two classes consisting of 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 2,000,000,000 shares of Common Stock, par value $.001 per share ("Common Stock")."

As of March 31, 2000, in addition to the about 264,500,000 shares of Common Stock issued and outstanding, about 32,000,000 additional shares of Common Stock were reserved for issuance for various purposes, including for issuance upon exercise or conversion of warrants and convertible notes and under the Company's 1999 Equity Compensation Plan. Therefore, as of March 31, 2000, there were a total of about 296,500,000 shares of Common Stock either issued and outstanding or reserved for issuance out of a total of 300,000,000 authorized shares of Common Stock, leaving a total of about 3,500,000 shares of Common Stock available for subsequent issuance or reservation. There are no pre-emptive rights relating the Common Stock. As of March 31, 2000, there were no shares of Preferred Stock outstanding.

PURPOSE AND EFFECT OF THE AMENDMENT

The Board of Directors believes that increasing the number of authorized shares of Common Stock is desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further shareholder authorization, except as may be required by applicable law or by stock exchange rules.

Having such additional shares authorized and available for issuance or reservation will provide the Company with the flexibility to issue shares of Common Stock in possible future financings, stock dividends or distributions, acquisitions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders' meeting. Other than with respect to the reservation of shares of Common Stock in connection with the Company's 1999 Equity Compensation Plan or as publicly announced, the Company has no plans or other existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional shares of Common Stock which would be authorized by the proposed amendment.

The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of the Common Stock. However, in the event additional shares are issued in transactions whereby favorable business opportunities are provided or that provide working capital sufficient to further capitalize the Company and allow it pursue its business plans, the market price may increase.

POTENTIAL ANTI-TAKEOVER EFFECT

Although the proposed amendment to the Company's Restated Certificate of Incorporation is not motivated by takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt. Such issuances could dilute the ownership and voting rights of a person seeking to obtain control of the Company, dilute the value of outstanding shares, and increase the ownership of stockholders opposed to a takeover. Thus, increasing the authorized Common Stock could render more difficult and less likely a merger, tender offer or proxy contest, assumption of control by a holder of a large block of the Company's stock, and the removal of incumbent management. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

VOTE REQUIRED

Approval of this amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the outstanding shares of voting securities. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.


                   AMENDMENT OF 1999 EQUITY COMPENSATION PLAN
                              ITEM 4 ON PROXY CARD

The Company's 1999 Equity Compensation Plan (the "1999 Plan") was adopted in February 1999. Since less than 835,500 shares remained available for issuance under that plan, in March 2000, the Board of Directors amended the 1999 Equity Compensation Plan (the "1999 Plan") by increasing the number of shares of Common Stock authorized for issuance under the 1999 Plan by 18,000,000 shares, from 42,000,000 to 60,000,000. Under the Nasdaq listing rules, shareholder approval must be obtained when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, unless the shares are issued to persons not previously employed by the Company as an inducement essential to their entering into employment contracts with the Company. If shareholder approval is obtained, the Company will be able to make incentive stock option grants and grants to existing employees. The Board of Directors believes that shareholder approval of the Board of Director's increase in the number of shares of Common Stock which may be issued under the 1999 Plan is necessary to ensure that sufficient shares will be available to support the Company's continuing efforts to attract and retain highly qualified employees.

The terms and provisions of the 1999 Equity Compensation Plan are summarized below. This summary, however, does not purport to be a complete description of the 1999 Plan and is qualified in its entirety by the terms of the 1999 Plan.

PURPOSE

The purpose of the 1999 Plan is to provide:


         -        designated employees of the Company and its subsidiaries;

         - certain advisors who perform services for the Company or its subsidiaries; and

         -        non-employee members of the Board of Directors

with the opportunity to receive grants of incentive stock options, non-qualified options, share appreciation rights, restricted shares, performance shares, dividend equivalent rights and cash awards.

The Company believes that the 1999 Plan will encourage the participants to contribute materially to the Company's growth and will align the economic interests of the participants with those of the shareholders.

GENERAL

Prior to the amendment and subject to adjustment as described below, the 1999 Plan authorized awards to participants of up to 42,000,000 shares of the Company's Common Stock, 41,164,500 of which had been granted as of December 31, 1999. The amendment to the 1999 Plan authorized 60,000,000 shares for issuance under the 1999 Plan. No more than 6,000,000 shares in the aggregate may be granted to any individual in any calendar year. Such shares may be authorized but unissued shares of the Company's Common Stock or may be shares that the Company has reacquired, including shares the Company purchases on the open market. If any options or stock appreciation rights granted under the 1999 Plan expire or are terminated for any reason without being exercised, or restricted shares or performance shares are forfeited, the shares of Common Stock underlying that award will again be available for grant under the 1999 Plan.

ADMINISTRATION OF THE 1999 PLAN

The Compensation Committee will administer and interpret the 1999 Plan. The Compensation Committee has the sole authority to designate participants, grant awards and determine the terms of all grants, subject to the terms of the 1999 Plan. The Compensation Committee consists of two or more persons appointed by the Board of Directors from among its members, each of whom is a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" as defined by Section 162(m) of the Internal Revenue Code and related Treasury regulations. The Compensation Committee has the full authority to interpret the 1999 Equity Compensation Plan and to make rules, regulations, agreements and instruments for implementing the 1999 Plan. The Compensation Committee's determinations made under the 1999 Plan are to be conclusive and binding on all persons having any interest in the plan or any awards granted under the plan.

ELIGIBILITY

Grants may be made to any employee of the Company or any of its subsidiaries and to any non-employee member of the Board of Directors. Key advisors who perform services for the Company or any of its subsidiaries are eligible if they render bona fide services, not as part of the offer or sale of securities in a capital-raising transaction.

OPTIONS

Incentive stock options may be granted only to employees. The maximum number of shares that may be subject to incentive stock options over the life of the 1999 Plan for any individual is 6,000,000. Non-qualified stock options may be granted to employees, key advisors and non-employee directors. The exercise price of Common Stock underlying an option shall be determined by the Compensation Committee at the time the option is granted, and may be equal to, greater than, or less than the fair market value of such stock on the date the option is granted; provided that the exercise price of an incentive stock option shall be equal to or greater than the fair market value of a share of common stock on the date such incentive stock option is granted, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of the common stock may not be less than 110% of such fair market value.

Unless the applicable option agreement provides otherwise, a participant can exercise an option award at any time, before or after the option has fully vested, by paying the applicable exercise price in cash, or, with the approval of the Compensation Committee, by delivering shares of Common Stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the grants, or by such other method as the Compensation Committee shall approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the plan provides that the Company may make loans to participants or guarantee loans made by third parties to the participant for the purpose of assisting participants to exercise their options. The Compensation Committee has the authority to set the terms and conditions that will apply to any loan or guarantee.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee will determine the term of each option up to a maximum of ten years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

NON-EMPLOYEE DIRECTOR OPTION GRANTS

The 1999 Plan provides that each of the Company's non-employee directors, other than:

         - non-employee directors who at any time during their membership on the Board of Directors are employees of Safeguard Scientifics, Inc. or any of its subsidiaries or affiliates;

         - non-employee directors who at any time during their membership on the Board of Directors are employees of TL Ventures, Inc. or any of its subsidiaries or affiliates; or

         - non-employee directors who are granted options under the general option provisions of the 1999 Plan are each entitled to receive an option to purchase 94,000 shares of the Company's Common Stock, vesting in equal installments over four years, upon their initial election to the Board of Directors, and a service grant to purchase 40,000 shares every two years, vesting in equal installments over two years. The 1999 Plan also allows the Board of Directors to grant an option to any of the eligible non-employee directors who were members of the Board of Directors immediately following the execution of the Reorganization to compensate any of those non-employee directors for the cancellation of outstanding options held immediately prior to the Reorganization. No non-employee director may be granted more than 214,000 shares of the Company's Common Stock under the automatic and conversion grants described above. Such automatic and conversion grants will otherwise be generally subject to the terms provided for options under the 1999 Plan.

RESTRICTED STOCK

The Compensation Committee shall determine the number of restricted shares granted to a participant, subject to the maximum plan limit described above. Grants of restricted shares will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the compensation committee may determine in its sole discretion. The restrictions shall remain in force during a restriction period set by the Compensation Committee. If the grantee is no longer employed by the Company during the restriction period or if any other conditions are not met, the restricted shares grant will terminate as to all shares covered by the grant for which the restrictions are still applicable, and those shares must be immediately returned to the Company.

STOCK APPRECIATION RIGHTS

The Compensation Committee may grant stock appreciation rights (SARs) to any participant, subject to the maximum plan limit described above. At any time, the Compensation Committee may grant an SAR award, either separately or in connection with any option; provided, that if an SAR is granted in connection with an incentive stock option, it must be granted at the same time that the underlying option is granted. The Compensation Committee will determine the base amount of the SAR at the time that it is granted and will establish any applicable vesting provisions, transfer restrictions or other restrictions as it may determine is appropriate in its sole discretion. When a participant exercises an SAR, he or she will receive the amount by which the value of the stock has appreciated since the SAR was granted, which may be payable to the participant in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee.

PERFORMANCE SHARE AWARDS

The Compensation Committee may grant performance share awards to any employee or key advisor. A performance share award represents the right to receive an amount based on the value of the Company's Common Stock, but may be payable only if certain performance goals that are established by the Compensation Committee are met. If the Compensation Committee determines that the applicable performance goals have been met, a performance share award will be payable to the participant in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

DIVIDEND EQUIVALENT RIGHTS

The Compensation Committee may grant dividend equivalent rights to any participant. A dividend equivalent right is a right to receive payments in amounts equal to dividends declared on shares of the Company's Common Stock with respect to the number of shares and payable on such dates as determined by the Compensation Committee. The Compensation Committee shall determine all other terms applicable to dividend equivalent rights.

CASH AWARDS

The Compensation Committee may grant cash awards to employees under the 1999 Plan. Such awards shall be in such amounts and subject to such performance goals and other terms and conditions as the Compensation Committee determines.

AMENDMENT AND TERMINATION OF THE 1999 PLAN

The Compensation Committee may amend or terminate the 1999 Plan at any time. The 1999 Plan will terminate on May 1, 2009, unless the Compensation Committee terminates it earlier or extends it with the approval of the shareholders.

ADJUSTMENT PROVISIONS

In the event that certain reorganizations of the Company or similar transactions or events occur, the maximum number of shares of stock available for grant, the maximum number of shares that any participant in the 1999 Plan may be granted, the number of shares covered by outstanding grants, the kind of shares issued under the 1999 Plan and the price per share or the applicable market value of such grants shall be adjusted by the committee to reflect changes to the Company's Common Stock as a result of such occurrence to prevent the dilution or enlargement of rights of any individual under the 1999 Plan.

CHANGE OF CONTROL AND REORGANIZATION

Upon a Change of Control, as defined in the 1999 Plan, the Compensation Committee may:

         - determine that the outstanding grants, whether in the form of options and stock appreciation rights, shall immediately vest and become exercisable;

         - determine that the restrictions and conditions on all outstanding restricted stock or performance share awards shall immediately lapse;

         - require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by the Company, in cash or Common Stock, in an amount equal to the amount by which the then fair market value of the shares of Common Stock subject to the grantee's unexercised options or stock appreciation rights exceeds the exercise price of those options; and/or

         - after giving grantees an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights.

Upon a Reorganization, as defined in the 1999 Plan, where the Company is not the surviving entity or where the Company survives only as a subsidiary of another entity, unless the Compensation Committee determines otherwise, all outstanding option or SAR grants shall be assumed by or replaced with comparable options or rights by the surviving corporation. In addition, the Compensation Committee may:

         - require that grantees surrender their outstanding options in exchange for payment by the Company, in cash or Common Stock, at an amount equal to the amount by which the then fair market value of the shares of Common Stock subject to the grantee's unexercised options exceeds the exercise price of those options; and/or

         - after accelerating all vesting and giving grantees an opportunity to exercise their outstanding options or SARs, terminate any or all unexercised options and SARs.

FEDERAL TAX CONSEQUENCES

The current federal income tax treatment of grants under the 1999 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1999 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, the Company urges participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction to the Company. To receive special tax treatment as an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. Incentive stock option treatment under the Internal Revenue Code generally allows the sale of the Company's Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax calculation, in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. Such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options. No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, ordinary income will, however, be recognized by an option holder at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules apply.

Unless the holder of an unvested non-qualified stock option makes an 83(b) election as described below, there generally will be no tax consequences as a result of the exercise of an unvested option until the stock received upon such exercise is no longer subject to a substantial risk of forfeiture or is transferable. Generally, when the shares have vested, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the exercise price paid by the holder for the stock. Subsequently realized changes in the value of the stock generally would be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held prior to disposition of such shares. In general terms, if a holder were to make an election under Section 83(b) of the Internal Revenue Code upon the exercise of the unvested option, the holder would recognize ordinary income on the date of the exercise of such option, and the Company would be entitled to a deduction, equal to the fair market value of the stock received pursuant to such exercise as though the stock were not subject to a substantial risk of forfeiture or transferable, minus the exercise price paid for the stock.

If an 83(b) election were made, there would generally be no tax consequences to the holder upon the vesting of the stock, and all subsequent appreciation in the stock would generally be eligible for capital gains treatment.

Additional special tax rules may apply to those option holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934.

Restricted Stock. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect under Section 83(b), described above, to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is generally not entitled to a tax deduction.

Stock Appreciation Rights. There are no federal income tax consequences to a holder or to the Company upon the grant of an SAR. Upon the exercise of an SAR, the holder will recognize ordinary compensation income in an amount equal to the cash and the fair market value of any shares of Common Stock received upon exercise, and the Company generally will be entitled to a corresponding deduction. Upon the sale of any shares acquired by the exercise of an SAR, a holder will have a capital gain or loss (long-term or short-term depending upon the holding period involved) in an amount equal to the difference between the amount realized upon the sale and the holder's adjusted tax basis in the shares (the amount of ordinary income recognized by the holder at the time of exercise of the SAR).

Performance Share Awards. A participant will not recognize any income upon the grant of a performance share award. At the time the Compensation Committee determines an amount, if any, to be paid with respect to performance share awards, the participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of any shares of Common Stock paid. The Company generally will be entitled to a corresponding deduction. Upon the sale of any shares acquired, a participant will have a capital gain or loss (long-term or short-term depending upon the holding period involved) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant upon payment of the shares).

Tax Withholding. All grants under the 1999 Plan are subject to applicable tax withholding requirements. The Company has the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of Common Stock, the Company may require a participant to pay the amount of any taxes that it is required to withhold or may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the Compensation Committee, the income tax withholding obligation with respect to grants paid in Common Stock may be satisfied by having shares withheld. The Company's obligations under the 1999 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m). Section 162(m) of the Internal Revenue Code may preclude the Company from claiming a federal income tax deduction if it pays total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would generally include income recognized pursuant to awards made under the 1999 Plan. An exception does exist, however, for performance-based compensation which includes amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The 1999 Plan is intended to make grants of stock options and stock appreciation rights that meet the requirements of performance-based compensation. Other awards have been structured with the intent that such awards may qualify as such performance based compensation if so determined by the Compensation Committee.

Approval of the amendment to 1999 Plan requires the affirmative vote of a majority of the total votes cast. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1999 EQUITY COMPENSATION PLAN.

                     SUBMISSION OF SHAREHOLDER PROPOSALS AND
                              DIRECTOR NOMINATIONS

Shareholders wishing to have a proposal included in the Board of Directors' 2001 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than February 1, 2001. The Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Shareholders wishing to make a nomination for election to the Board of Directors must submit written notice of the shareholder's intention to make such nomination so that the Chairman of the Board receives it not less than 90 days nor more than 120 days prior to the annual meeting at which such nomination is to occur. Shareholders wishing to have a proposal presented at an annual meeting must submit the proposal so that the Secretary of the Company receives it not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided; however, that in the event that the date of the meeting is advanced by more than 20 days from such anniversary date, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. The Company's By-Laws set forth certain informational requirements for shareholders' nominations of directors and proposals.


                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Role of Committee. The Compensation Committee of the Board of Directors (the "Committee") establishes, oversees and directs the Company's executive compensation programs and policies and administers the Company's stock option and long-term incentive plans. The Committee seeks to align executive compensation with Company objectives and strategies, management programs, business financial performance and enhanced shareholder value. The Committee consists of three independent outside directors, none of whom is or was an officer or employee of the Company.

         The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants, long-term incentive grants and cash incentive awards to all key employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors. The Committee also reviews and makes recommendations to the Board of Directors on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's Membership Profit Interest Plan, 1998 Equity Compensation Plan, 1999 Equity Compensation Plan and Long-Term Incentive Plan. The Committee may from time to time review executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

         The Committee's objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance to deliver enhanced value to the Company's shareholders. The Committee believes it is important to place a greater percentage of executive officers' total compensation, principally in the form of equity, at risk than that of non-executives by tying executive officers' compensation directly to the performance of the business and value of the Common Stock. Executive compensation consists primarily of an annual salary, bonuses linked to the performance of the Company and long-term equity-based compensation.

         Compensation. The annual base salaries of the Company's executive officers are set at levels designed to attract and retain exceptional individuals by rewarding them for individual and Company achievements. The Committee reviews executive officers' salaries annually to adjust such salaries based on each executive officer's past performance, expected future contributions and the scope and nature of responsibilities of the executive officer, including changes in such responsibilities.

         The Committee believes that a portion of the executives' compensation should be tied to the achievement of the Company's goals in order to reward individual performance and overall Company success. Such targets include the Company's individual strategic and operating targets and expansion of the Company's network of partner companies. Additionally, a portion of each officer's bonus is based on subjective criteria particular to each officer's individual operating responsibilities.

         In addition to salaries and incentive bonuses, the Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and shareholder value. Awards under these employee stock option plans may be in the form of options, restricted stock or stock appreciation rights. Options, which have a fixed exercise price and vest over a five-year period and have an exercise price equal to the market value of the Common Stock on the date of grant, were granted to executive officers and other key employees in 1999.

         1999 Chief Executive Officer. The Committee determined the 1999 compensation of Mr. Buckley, Chief Executive Officer, in accordance with the above discussion. Specifically, the Committee utilized a base salary and an incentive bonus, with the bonus being based on his individual performance and his overall leadership and management of the Company. The Committee also issued Mr. Buckley stock options which vest over a period of five years.

         Deductibility of Compensation. Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of one million dollars that is not "performance-based." To qualify as "performance-based" compensation, the Committee's discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under our plans generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation." The Committee believes that the benefit of retaining the ability to exercise discretion under Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, because the 1999 Equity Compensation Plan, the 1998 Equity Compensation Plan and the Membership Profit Interest Plan have been approved by the Company's shareholders, the Committee does not currently plan to take any action, other than seeking shareholder approval for the amendment to the 1999 Equity Compensation Plan, to qualify any of the incentive compensation plans under section 162(m).

                                                    COMPENSATION COMMITTEE
                                                    Peter A. Solvik, Chairman
                                                    Dr. Thomas P. Gerrity
                                                    Robert E. Keith, Jr.

                               COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ending December 31, 1999 and 1998, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to each of the executive officers of the Company named below, in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long-Term
                                                                     Annual                            Compensation
                                                                  Compensation                            Awards
                                                                  ------------                            ------
                                                                                                        Securities
                                                                                   All Other            Underlying
Name and Principal Position                Year        Salary          Bonus    Compensation (1)         Options
---------------------------                ----        ------          -----    ----------------         -------
Walter W. Buckley, III                     1999      $ 250,000      $ 125,000            --               2,000,000
   President and Chief Executive Officer   1998      $ 159,769      $  96,000            --               2,600,000


Douglas A. Alexander                       1999      $ 225,000      $ 112,500            --               1,000,000
   Managing Director, East Coast           1998      $ 225,000      $ 100,000            --               2,500,000
   Operations

Kenneth A. Fox                             1999      $ 225,000      $ 112,500            --               1,800,000
   Managing Director, West Coast           1998      $ 119,538      $  75,000            --               2,500,000
   Operations

David D. Gathman                           1999      $ 192,308      $ 100,000            --               1,500,000
   Chief Financial Officer and             1998             --             --            --                      --
   Treasurer

Henry N. Nassau                            1999      $ 171,924      $ 200,000            --               1,500,000
   Managing Director, General Counsel      1998             --             --            --                      --
   and Secretary


----------------------------------

(1) The value of certain perquisites and other personal benefits is not included in the amounts disclosed because it did not exceed for any officer in the table above the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such officer.

STOCK OPTIONS

The following table sets forth information regarding stock options granted under the 1999 Equity Compensation Plan during the fiscal year 1999 to the executive officers of the Company named below:

              OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1999




                                             Percentage
                                               of Total                                     Potential Realizable Value at
                             Number of        Options                                      Assumed Annual Rates of  Stock
                            Securities        Granted                                     Price Appreciation for Option Term
                            Underlying          to             Exercise                                 (3)
                              Options        Employees        Price per     Expiration      ------------------------------
      Name                  Granted (1)       in 1999          Share (2)      Date                5%              10%
----------------------     --------------    -----------     ---------    --------------    -------------    -------------
Walter W. Buckley, III       2,000,000          6.9%          $3.40       May 20, 2009      $11,825,939      $21,505,372
Douglas A. Alexander         1,000,000          3.4%          $3.40       May 20, 2009       $5,912,969      $10,752,686
Kenneth A. Fox               1,800,000          6.2%          $3.40       May 20, 2009      $10,643,345      $19,354,835
David D. Gathman             1,300,000          4.5%          $1.00       Jan. 10,2009      $10,800,360      $17,091,992
                               200,000          0.7%          $3.40       May 20, 2009       $1,182,594       $2,150,537
Henry N. Nassau              1,500,000          5.2%          $2.44        May 2, 2009      $10,301,954      $17,561,529

----------------------

(1) All options granted to employees are immediately exercisable, are nonqualified stock options and generally vest over five years at the rate of 20% of the shares subject to the option per year. Unvested shares are subject to a right of repurchase upon termination of employment. Options expire ten years from the date of grant.

(2) The Company granted options at an exercise price equal to the fair market value of its Common Stock on the date of grant, as determined by the Board of Directors.

(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates, based upon the initial public offering price, adjusted for stock splits, of $6.00 per share. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

The following table sets forth information regarding 1999 fiscal year-end option values for each of the executive officers named below:



                    YEAR-END DECEMBER 31, 1999 OPTION VALUES

                                                               Number of Securities              Value of Unexercised
                                                              Underlying Unexercised           In-the-Money Options at
                                                            Options at Fiscal Year-End         Fiscal Year-End (1) ($)
                                                            ----------------------------     -----------------------------
                              Shares          Value
                           Acquired on      Realized
         Name              Exercise (#)        ($)          Exercisable    Unexercisable     Exercisable     Unexercisable
-----------------------    -------------    -----------     -----------    -------------     ------------    -------------
Walter W. Buckley, III      4,600,000       $5,054,000          --              --                --              --
Douglas A. Alexander        3,500,000       $4,255,000          --              --                --              --
Kenneth A. Fox              4,300,000       $4,779,000          --              --                --              --
David D. Gathman            1,300,000       $1,872,000       200,000            --           $33,321,000          --
Henry N. Nassau             1,500,000               $0          --              --                --              --

-----------------------

(1) These year-end values represent the difference between the fair market value of the Common Stock subject to options (based on the stock's closing price on the Nasdaq Stock Market on December 31, 1999) and the exercise price of the options.


                           OTHER FORMS OF COMPENSATION

MEMBERSHIP PROFIT INTEREST PLAN

In 1996, the board of managers of Internet Capital Group, L.L.C. approved the Membership Profit Interest Plan. Under the terms of the Membership Profit Interest Plan, certain employees, consultants and advisors who are designated by Messrs. Buckley and Fox received grants of units of membership interest in Internet Capital Group, L.L.C. These units of membership interest cannot be transferred until the rights of the holder in the units vest. Twenty percent of each of these holder's units of membership interest vest each year over a five year period beginning on the vesting date established by the Board of Directors. If any holder's relationship with the Company is terminated, his or her units of membership interest that have not vested are forfeited to the Company.

Following the reorganization of the Company from a limited liability company to a corporation, all outstanding grants became grants under the Company's new Membership Profit Interest Plan. As of December 31, 1999 a total of 13,089,051 shares of Common Stock were issued and outstanding under the Membership Profit Interest Plan. The Board of Directors has the power, subject to the limitations contained in the Membership Profit Interest Plan, to prescribe the terms and conditions of any award granted under the Membership Profit Interest Plan, including the total number of shares awarded to each grantee and any applicable vesting schedule.

1999 EQUITY COMPENSATION PLAN

The Company's 1999 Equity Compensation Plan is described above.

EQUITY COMPENSATION LOAN PROGRAM

In accordance with the 1998 Equity Compensation Plan, the 1999 Equity Compensation Plan and the applicable employee option agreements, and in consideration of certain restrictive covenants regarding the use of confidential information and non-competition, the Company has offered to loan some employees who have been awarded non-qualified stock options under the 1999 Equity Compensation Plan an amount necessary to pay the exercise price of their outstanding options and an amount to pay some portion of the income tax that these employees will owe upon the exercise of such options. These loans will generally be available to those eligible employees who elect to exercise their options on or prior to a date to be determined by the Company. The loans will be full recourse, will bear interest at the Applicable Federal Rate, and will be for five-year terms. In addition, each eligible employee will pledge the number of shares acquired pursuant to the exercise of the applicable option as collateral for the loan. If an eligible employee sells any shares acquired pursuant to the option exercise, such eligible employee is obligated under the terms of the loan to use the proceeds of such sale to repay that percentage of the original balance of the loan which is equal to the percentage determined by dividing the number of shares sold by the number of shares acquired pursuant to the exercise of the applicable option. If the eligible employee's employment by the Company is terminated for any reason, such eligible employee must repay the full outstanding loan balance to the Company within 90 days of such termination. Also, if the Company determines that a grantee breaches any of the terms of the restrictive covenants, such eligible employee must immediately repay any outstanding loan balance to the Company.

LONG-TERM INCENTIVE PLAN

The Company's long-term incentive plan supports its growth strategy since the plan permits participants to share directly in the growth of its partner companies. Each year, the Company will allocate up to 12% of each acquisition made during the year for the benefit of the participants in the long-term incentive plan. The plan permits the Compensation Committee to award grants in the form of interests in limited partnerships established by the Company to hold the interests acquired by the Company in a given year. Grants may be made to any of the Company's employees. The Company intends primarily to grant limited partnership interests to plan participants to more closely align the participants' interests with those of the Company. All grants are subject to the attainment of specified threshold levels, but the Compensation Committee can accelerate payout.

401(K) PLAN

The Company sponsors the Internet Capital Group, Inc. 401(k) Plan, a defined contribution plan that is intended to qualify under Section 401(k) of the Code. All employees who are at least 21 years old are eligible to participate in the 401(k) Plan. An eligible employee of the Company may begin to participate in the 401(k) Plan on the first day of the plan quarter after satisfying the 401(k) Plan's eligibility requirements. A participating employee may make pre-tax contributions of a percentage (not less than 1% and not more than 15%) of his or her eligible compensation, subject to the limitations under the federal tax laws. Employee contributions and the investment earnings thereon are fully vested after five years. The Company may make discretionary contributions to the 401(k) Plan but it has never done so.

                             STOCK PERFORMANCE GRAPH

COMPARISON OF SEVEN MONTH CUMULATIVE TOTAL RETURN* AMONG INTERNET CAPITAL GROUP,
                       INC., THE NASDAQ COMPOSITE INDEX,
                         THE GSTI INTERNET INDEX AND THE
                           DJ COMPOSITE INTERNET INDEX

The following graph presents a comparison of the Company's stock performance with that of the Nasdaq Composite Index, the Goldman Sachs Technology Internet Index and the Dow Jones Composite Internet Index from the date of the Company's initial public offering, August 5, 1999, through March 31, 2000.

                                                              INTERNET CAPITAL GROUP, INC. (ICGE)
                                                                  CUMULATIVE TOTAL RETURN
                                   --------------------------------------------------------------------------------
                                     8/5/99      8/31/99     9/30/99     10/29/99   11/30/99    12/31/99     1/31/00
INTERNET CAPITAL GROUP, INC          100.00      306.87      359.57      476.19      687.40    1,391.16      973.81
NASDAQ COMPOSITE INDEX               100.00      106.76      107.03      115.61      130.02      158.60      153.57
GSTI  INTERNET INDEX                 100.00      107.62      119.12      121.59      150.05      185.99      162.38
DJ COMPOSITE INTERNET INDEX          100.00      110.78      121.98      129.15      158.80      208.60      196.39

ICGE                                  12.22       37.50       43.94       58.19       84.00      170.00      119.00
NASDAQ                             2,565.83    2,739.35    2,746.16    2,966.43    3,336.16    4,069.31    3,940.35
GIN                                  383.03      412.20      456.28      465.74      574.72      712.39      621.95
DJINET                               192.61      213.37      234.95      248.75      305.86      401.78      378.27


* $100 INVESTED ON 8/5/99 IN STOCK OR IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 31, 2000, with respect to shares of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of outstanding Common Stock, (ii) each director and named executive officer of the Company and
(iii) all directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.


                                                         OPTIONS,            NUMBER OF SHARES
                                                       WARRANTS AND         BENEFICIALLY OWNED
                                                        CONVERTIBLE         INCLUDING OPTIONS
5% BENEFICIAL OWNERS, DIRECTORS, NAMED OFFICERS            NOTES               AND WARRANTS
                                                       EXERCISABLE         EXERCISABLE WITHIN   PERCENT OF SHARES
                                                       WITHIN 60 DAYS            60 DAYS            OUTSTANDING
                                                       --------------            -------            -----------
Comcast ICG, Inc (1) ..............................       633,998            22,008,996              8.3%
     c/o Comcast Corporation
     1500 Market Street
     Philadelphia, PA 19102
Safeguard Scientifics, Inc (2) ....................            --            36,289,456             13.7%
     435 Devon Park Drive
     Wayne, PA 19087
Douglas A. Alexander (3) ..........................            --             6,132,748              2.3%
Julian A. Brodsky (4) .............................           784                10,784                *
Walter W. Buckley, III (5) ........................        21,833            11,963,999              4.5%
Kenneth A. Fox (6) ................................        37,146            11,878,066              4.5%
David D. Gathman ..................................       200,000             1,524,999                *
Dr. Thomas P. Gerrity (7) .........................         2,566               935,247                *
Robert E. Keith, Jr. (8) ..........................         1,533               298,941                *
Warren V. Musser ..................................         2,033               413,040                *
Henry N. Nassau (9) ...............................         1,200             1,550,500                *
Peter A. Solvik (10) ..............................        35,600             1,056,672                *
All Directors and executive officers as a
group  (10 persons) (3) (4) (5) (6) (7) (8) (9)(10)       302,695            35,764,996             13.5%

---------------------------------------------------

*        Represents less than 1%

(1) Includes 416,666 shares of Common Stock and warrants to purchase 83,333 shares of Common Stock held by Comcast Interactive Capital, L.P. as to which Comcast ICG, Inc. disclaims beneficial ownership.

(2) Private equity funds affiliated with Safeguard Scientifics, Inc. own an additional 5,026,667 shares of Common Stock and warrants to purchase 45,333 shares of Common Stock.

(3) Includes shares of Common Stock which have not vested pursuant to the Membership Profit Investment Plan and the 1999 Equity Compensation Plan. Also includes 500,000 shares of Common Stock held by the Douglas
         A. Alexander Qualified Grantor Annuity Trust and 8,000 shares of Common Stock held by two trusts for the benefit of certain of Mr. Alexander's relatives, each trust holding 4,000 shares of Common Stock.

(4) Includes 3,500 shares of Common Stock held by the Julian A. and Lois G. Brodsky Foundation, of which Mr. Brodsky is Chairman. Mr. Brodsky disclaims beneficial ownership of shares held by the Julian A. and Louis G. Brodsky Foundation. Mr. Brodsky is also a Director and Vice-Chairman of Comcast Corporation. Mr. Brodsky disclaims beneficial ownership of shares held by Comcast ICG, Inc., a subsidiary of Comcast Corporation.

(5) Includes shares of restricted Common Stock that have not vested pursuant to the Membership Profit Interest Plan and the 1999 Equity Compensation Plan. Also includes 294,166 shares of Common Stock and warrants to purchase 1,833 shares of Common Stock held by Susan R. Buckley, wife of Walter W. Buckley, III, and 250,000 shares of Common Stock held by two trusts for the benefit of certain of Mr. Buckley's relatives, each trust holding 125,000 shares of Common Stock.

(6) Includes shares of restricted Common Stock that have not vested pursuant to the Membership Profit Interest Plan and the 1999 Equity Compensation Plan.

(7) Includes shares of restricted Common Stock that have not vested pursuant to the 1999 Equity Compensation Plan. Also includes 80,000 shares of Common Stock held by the Thomas P. Gerrity Generation Skipping

         Trust U/A 3/17/92. Also includes 12,018 shares of Common Stock held by Technology Leaders Advisers IV, Inc., of which Dr. Gerrity is the sole shareholder.

(8) Includes 2,000 shares of Common Stock held by Susan Keith, 8,500 shares held by the Keith 1999 Irrevocable Trust and 20,000 shares held by Leslie Hulsizer. Also includes 10,000 shares of Common Stock held by Robert E. Keith, III, as to which Mr. Keith disclaims beneficial ownership.

(9) Includes shares of Common Stock which have not vested pursuant to the 1999 Equity Compensation Plan. Also includes 300,000 shares of Common Stock held by a trust for the benefit of certain of Mr. Nassau's relatives. Mr. Nassau disclaims beneficial ownership of the shares held by the trust. Also includes 20,000 shares of Common Stock held by Catharine Nassau, as to which Mr. Nassau disclaims beneficial ownership.

(10) Includes 178,000 shares of Common Stock held by the Peter A. Solvik Annuity Trust u/i dtd. July 30, 1999, 178,000 shares of Common Stock held by the Patricia A. Solvik Annuity Trust u/i dtd. July 30, 1999 and 3,000 shares of Common Stock held by two trusts for the benefit of certain of Mr. Solvik's relatives, each trust holding 1,500 shares of Common Stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 1999, Safeguard Scientifics, Inc., through its affiliate Safeguard 98 Capital L.P., purchased 8,125,000 shares of Common Stock from the Company for a purchase price of $8,125,000.

During 1999, the Company leased its corporate offices in Wayne, Pennsylvania from Safeguard Scientifics. In addition, the Company paid Safeguard Scientifics for telephone and accounting services, health and general insurance coverage, and other services. From January 1, 1999 to December 31, 1999, the Company's payments to Safeguard Scientifics under the lease and for these services totaled about $289,000. As of March 31, 2000, Safeguard Scientifics, beneficially owned about 13.7% of the Company's Common Stock. The Company believes that its lease in Wayne with Safeguard Scientifics and the services provided to it are on terms no less favorable to the Company than those that would be available to it in an arm's-length transaction with a third party.

In the first half of 2000, the Company intends to lease new corporate office space in Wayne, Pennsylvania from Safeguard Scientifics. The Company expects that its new lease with Safeguard Scientifics will be on terms no less favorable to Company than those terms that would be available to it in an arm's-length transaction with a third party.

In January 1998, the Company loaned Douglas A. Alexander, one of its Managing Directors, $117,669. Mr. Alexander used the proceeds from the loan to purchase a portion of the Company's interest in VerticalNet, Inc. at the Company's cost. Mr. Alexander agreed to pay the principal amount of the loan with interest at an annual rate equal to the prime rate plus 1% within 30 days of the date that the Company requests payment. On January 5, 1999, Mr. Alexander paid the Company $128,820, representing the outstanding principal amount of the loan plus accrued interest.

In January 1997, the Company granted Christopher H. Greendale, one of its Managing Directors, a ten year option to purchase shares of Series A Preferred Stock convertible into 58,500 shares of common stock of Benchmarking Partners, Inc., which the Company currently owns. The option is exercisable at a purchase price of $2.85 per share and vests in four annual installments of 14,625 shares beginning one year after the date of grant. Vesting is contingent upon Mr. Greendale's continued service to the Company. In August 1999, the Company loaned Mr. Greendale $600,000. Mr. Greendale used these funds to purchase shares of the Company's Common Stock in connection with its initial public offering. Mr. Greendale agreed to pay the principal amount of the loan with interest at an annual rate equal to 4.98% on August 10, 2000. The loan was secured by 200,000 shares of the Company's Common Stock. On November 30, 1999, Mr. Greendale paid the Company $608,677, representing the outstanding principal amount of the loan plus interest.

In January 1999, the Company sold its convertible notes of VerticalNet for $2,083,221 to Comcast Corporation. At the time of this sale to Comcast, the outstanding principal amount of these convertible notes was $2,083,221.

In March 1999, the Company sold its convertible notes of PrivaSeek, Inc. for $571,659 to Comcast and the assumption by Comcast of one of the Company's notes payable in the outstanding principal amount of $428,341. At the time of this sale to Comcast, the outstanding principal amount of these convertible notes was $1 million.

In April 1999, in connection with the Company obtaining a bank credit facility, Safeguard Scientifics delivered a letter to the agent for the banks stating that it intends to take any action that may in the future be necessary to promptly cure certain defaults that could occur under the Company's bank credit facility.

In May 1999, the Company issued $90 million principal amount of three-year convertible notes to its largest shareholders, directors, executive officers, certain members of the immediate families of its executive officers and others in a round of financing led by Comcast ICG, Inc. Based on the Company's initial public offering price of $6.00 per share, the notes have automatically converted into 14,999,732 shares of the Company's Common Stock, and all accrued interest has been waived. The Company issued warrants to the holders of these notes to purchase shares of its Common Stock. As of December 31, 1999, these warrant holders are entitled to purchase 2,215,717 shares of the Company's Common Stock. The warrants expire in May 2002.

The following table sets forth the names of the holders of certain convertible notes and warrants, their relationship to the Company and the amounts of each of their convertible notes. All convertible notes converted into Common Stock at a rate of $6.00 per share in connection with the Company's initial public offering on August 5, 1999.


Name of Holder                                   Relationship to the Company            Amount of Convertible Note
--------------                                   ---------------------------            --------------------------
Ann B. Alexander                              family member of executive officer                     $  63,000
Bradley Alexander                             family member of executive officer                       155,000
Douglas E. Alexander                          family member of executive officer                       160,000
Walter W. Buckley, Jr.                        family member of executive officer                       200,000
Walter W. Buckley, III                        executive officer and director                           600,000
Comcast ICG, Inc.                             principal shareholder                                 15,000,000
E. Michael Forgash                            former director                                          100,000
Kenneth A. Fox                                executive officer and director                         1,000,000
Thomas P. Gerrity                             director                                                  77,000
Peter A. Solvik                               director                                               1,068,000


In May 1999, some of the Company's officers and directors exercised options to purchase the Company's Common Stock. Instead of paying the Company in cash, the officers and directors delivered promissory notes to the Company in the aggregate amount of $21,765,000. The promissory notes bear interest at the rate of 5.22%, mature on or about May 5, 2004 and are secured by 17,820,000 shares of the Company's Common Stock. The following table sets forth the names of the makers of the promissory notes, their relationship to the Company and the amounts owed to it by each of these makers.


Name of Maker                                   Relationship to the Company               Amount of Promissory Note
Douglas A. Alexander                            executive officer                                $ 2,500,000
Walter W. Buckley, III                          executive officer and director                     2,600,000
Richard G. Bunker                               officer                                            1,350,000
Kenneth A. Fox                                  executive officer and director                     2,500,000
David D. Gathman                                executive officer                                  1,300,000
Thomas P. Gerrity                               director                                             400,000
Christopher H. Greendale                        officer                                              300,000
Victor S. Hwang                                 officer                                            4,005,000
Henry N. Nassau                                 officer                                            3,660,000
John N. Nickolas                                officer                                              800,000
Robert A. Pollan                                officer                                            2,650,000

In January 2000, Dr. Gerrity repaid the Company $80,000, leaving a principal amount of $320,000 owed under the above-listed promissory note.

In June 1999, some of the Company's officers exercised options to purchase the Company's Common Stock. Instead of paying the Company cash, the officers delivered promissory notes to the Company in the aggregate amount of $14,783,223. The promissory notes bear interest at the rate of 5.37%, mature on or about June 4, 2004 and are secured by 4,495,500 shares of the Company's Common Stock. The following table sets forth the names of the makers of the promissory notes, their relationship to the Company and the amounts owed to it by each of these makers.


Name of Maker                                              Relationship to the Company           Amount of Promissory Note
Richard G. Bunker                                          officer                               $ 1,358,000
Richard S. Devine                                          officer                                 7,114,223
Gregory W. Haskell                                         officer                                 6,311,000

In July 1999, some of the Company's officers and directors exercised options to purchase the Company's Common Stock. Instead of paying the Company cash, the officers and directors delivered promissory notes to the Company in the aggregate amount of $39,304,000. The promissory notes bear interest at the rate of 5.82%, mature on or about July 7, 2004 and are secured by 10,950,000 shares of the Company's Common Stock. The following table sets forth the names of the makers of the promissory notes, their relationship to the Company and the amounts owed to the Company by each of these makers.

Name of Maker                                    Relationship to the Company             Amount of Promissory Note
Douglas A. Alexander                            executive officer                                $ 3,395,000
Walter W. Buckley, III                          executive officer and director                     6,790,000
Kenneth A. Fox                                  executive officer and director                     6,111,000
Todd G. Hewlin                                  officer                                            2,430,000
Sam Jadallah                                    officer                                           10,125,000
Mark J. Lotke                                   officer                                            7,058,000
Robert A. Pollan                                officer                                            3,395,000

In May 1999, some of the Company's officers and directors incurred tax liabilities as a result of exercising their options to purchase the Company's Common Stock. These directors and officers borrowed money from the Company to pay these tax liabilities. The loans are evidenced by promissory notes delivered by these officers and directors to the Company in the aggregate principal amount of $7,463,307. The promissory notes bear interest at a rate of 5.22% and mature on May 5, 2004. The following table sets forth the names of the makers of the promissory notes, their relationship to the Company and the amounts owed to it by each of these makers.


Name of Maker                                    Relationship to the Company             Amount of Promissory Note
Douglas A. Alexander                            executive officer                                $ 1,161,000
Walter W. Buckley, III                          executive officer and director                     1,207,440
Richard G. Bunker                               officer                                              272,835
Kenneth A. Fox                                  executive officer and director                     1,395,000
David D. Gathman                                executive officer                                    603,720
Christopher H. Greendale                        officer                                               66,552
Victor S. Hwang                                 officer                                              973,092
John N. Nickolas                                officer                                              371,520
Robert A. Pollan                                officer                                            1,478,700



In January 1999, while a limited liability company, the Company paid a distribution to some of its officers, directors and principal stockholders who were members of Internet Capital Group, L.L.C. The following table sets forth the names of the recipients of the distribution, their relationships to the Company and the amount paid by the Company to the recipient.

Name of Recipient                                 Relationship to the Company            Amount Paid to Recipient
Douglas A. Alexander                              executive officer                                $ 249,702
Walter W. Buckley, III                            executive officer and director                     685,092
Kenneth A. Fox                                    executive officer and director                     514,597
Comcast ICG, Inc.                                 principal shareholder                            1,401,198
Safeguard Scientifics (Delaware), Inc.            principal shareholder                            2,602,424
Safeguard Capital 98 L.P.                         principal shareholder                              198,262


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during fiscal year 1999.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions. Messrs. Gerrity, Keith and Solvik serve as the members of the Compensation Committee. Mr. Buckley previously served on the Compensation Committee. Messrs. Alexander and Buckley serve on the compensation committee of VerticalNet, Inc. None of our other executive officers, directors or Compensation Committee members currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on the Company's Compensation Committee.


                                 OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.


By Order of the Board of Directors

[facsimile signature]

Henry N. Nassau
Secretary

April 21, 2000

                          INTERNET CAPITAL GROUP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 31, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of INTERNET CAPITAL GROUP, INC., a Delaware corporation, does hereby constitute and appoint Walter W. Buckley, III, David D. Gathman and Henry N. Nassau, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of Internet Capital Group, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Desmond Great Valley, One Liberty Boulevard, Malvern, Pennsylvania 19355, on May 31, 2000 at 10:00 a.m., and at any and all adjournments and postponements thereof, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

Please mark your vote as indicated in this example [X]

ITEM 1.  ELECTION OF DIRECTORS        VOTE FOR ALL*      WITHHELD FOR ALL
                                         [   ]               [     ]
Nominees:
                  Julian A. Brodsky
                  Warren V. Musser

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

------------------------------------------------------------------------------

ITEM 2.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

                                                 FOR    AGAINST   ABSTAIN
                                                 [  ]    [   ]     [   ]


ITEM 3.  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

                                                 FOR    AGAINST   ABSTAIN
                                                 [  ]    [   ]     [   ]


ITEM 4.  AMENDMENT OF 1999 EQUITY COMPENSATION PLAN

                                                 FOR    AGAINST   ABSTAIN
                                                 [  ]    [   ]     [   ]


ITEM 5.  OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. NOTE:
PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s) ___________________________________________      Date _____________

                                                                       Exhibit I

                          INTERNET CAPITAL GROUP, INC.
                          1999 EQUITY COMPENSATION PLAN
                (as amended and restated, effective May 1, 1999)



         The purpose of the Internet Capital Group, Inc. 1999 Equity Compensation Plan (as amended and restated, effective May 1, 1999) (the "Plan") is to provide (i) designated employees of Internet Capital Group, Inc. (the "Company") and its subsidiaries, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified options, share appreciation rights, restricted shares, performance shares, dividend equivalent rights and cash awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         1.       Administration

                  (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"). Prior to the Company's becoming a "Reporting Company" as described in Section 25(b), the Board may exercise any power or authority of the Committee under the Plan and, in such case, references to the Committee hereunder, as they relate to Plan administration, shall be deemed to include the Board as a whole. After the Company becomes a Reporting Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and shall be "non-employee directors" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan.

                  (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

         2.       Grants

                  Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 5 ("Incentive Stock Options"), (ii) nonqualified options as described in Section 5 ("Nonqualified Options") (Incentive Stock Options and Nonqualified Options are collectively referred to as "Options"), (iii) stock appreciation rights as described in Section 7 ("SARs"), (iv) restricted shares as described in Section 8 ("Restricted Shares"), (v) performance shares as described in Section 9 ("Performance Shares"), (vi) dividend equivalent rights as described in Section 10 ("Dividend Equivalent Rights") and (vii) cash awards as described in Section 11 ("Cash Awards") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grant recipients (the "Grantees").

         3.       Shares Subject to the Plan

                  (a) Shares Authorized. For purposes of the Plan, a Share means one share of common stock of the Company, par value $.001. Subject to adjustments as provided in Section 3(b) below, the aggregate number of Shares of the Company that may be issued or transferred under the Plan is 10,470,000 Shares. The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 3,000,000 Shares. The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Restricted Shares or Performance Shares or Dividend Equivalent Rights are forfeited, the Shares subject to such Grants shall again be available for purposes of the Plan.

                  (b) Adjustments. If there is any change in the number or kind of Shares outstanding (i) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company's receipt of consideration, or (v) by reason of the Company's being a Reporting Company, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any Shares, other securities or other property distributed to a Grantee, or which a Grantee is entitled to receive, in respect of Restricted Shares, which are then subject to restrictions imposed by Section 8, by reason of any the events described in clauses (i), (ii), (iii), (iv) or (v) above shall be subject to the restrictions and requirements imposed on such Restricted Shares, including depositing the certificates therefor with the Company and bearing a legend as provided in
Section 8(d), unless determined otherwise by the Committee.

         4.       Eligibility for Participation

                  (a) Eligible Persons. All employees of the Company, its parents and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

                  (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

         5.       Options

                  (a) Number of Shares. Subject to Section 6, the Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors. Subject to adjustment as provided in Section 3(b), the maximum aggregate number of Shares that may be subject to Incentive Stock Options shall be 3,000,000.

                  (b) Type of Option and Price.

                      (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code or Nonqualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                      (ii) The purchase price (the "Exercise Price") of Shares subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a Share on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Stock Option is granted and
(y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

                      (iii) If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the preceding date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of a Share on the preceding date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the shares have not been traded for 10 trading days.

                  (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Vesting and Exercisability of Options.

                      (i) Vesting. Options shall vest in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

                      (ii) Exercisability. Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director or Key Advisor to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the original purchase price or (y) the Fair Market Value of the Shares on the date of such repurchase, or to any other restriction the Committee determines to be appropriate.

                  (e) Termination of Employment, Disability or Death.

                      (i) Except as provided below and subject to the provisions of the Grant Instrument, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee has such a Termination of Service shall terminate as of such date.

                      (ii) In the event the Grantee has a Termination of Service on account of a termination for Cause by the Company, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

                      (iii) In the event the Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee's Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

                      (iv) If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee's Options that are not otherwise exercisable as of the date shall terminate as of such date.

                      (v) For purposes of the Plan:

                          (A) "Cause" shall mean, except to the extent specified
                  otherwise by the Committee, a finding by the Committee that
                  (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining "Cause," then such definition shall supersede the foregoing definition.

                          (B) "Disability" shall mean a Grantee's becoming
                  disabled within the meaning of Section 22(e)(3) of the Code.

                          (C) "Termination of Service" shall mean a Grantee's
                  termination of employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of the Plan, cessation of service as an Employee, Key Advisor and member of the Board shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities) unless the Committee determines otherwise.

                  (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including, after the Company becomes a Reporting Company, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee to exercise an Option, the Company may make loans to the Grantee or guarantee loans made by third parties to the Grantee, on such terms and conditions as the Committee may authorize. The Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 13.

                  (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan and any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Option. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a parent or subsidiary of the Company (within the meaning of Section 424(f) of the Code).

         6.       Automatic Option Grants to Non-Employee Directors

                  Non-Employee Directors shall be eligible to receive Options under this Section 6; provided, however, that the following Non-Employee Directors shall not be eligible to receive Options under this Section 6: (i) Non-Employee Directors who at any time during their membership on the Board are employees of Safeguard Scientifics, Inc. or any of its subsidiaries or affiliates, (ii) Non-Employee Directors who at any time during their membership on the Board are employees of TL Ventures, Inc. or any of its subsidiaries or affiliates or (iii) Non-Employee Directors who receive an Option award under
Section 5.

                  (a) Initial Grants. On the date that an eligible Non-Employee Director is first elected to the Board, such Non-Employee Director shall receive a Nonqualified Option under the Plan to purchase 47,000 Shares (an "Initial Grant"); provided, however, that any Director who was a member of the Board of Managers of Internet Capital Group, L.L.C. and who became a member of the Board immediately following the execution of the Agreement of Merger dated February 2, 1999 shall not be entitled to receive an Initial Grant. The Initial Grant shall be subject to the availability and adjustment of Shares issuable under the Plan pursuant to Section 3 and shall not be subject to the discretion of any person or persons.

                  (b) Service Grants. Every two (2) years on the anniversary of the date that an eligible Non-Employee Director was initially elected to the Board (or, if applicable, the Board of Managers of Internet Capital Group, L.L.C.), such Non-Employee Director shall be granted a Nonqualified Option for an additional 20,000 Shares (a "Service Grant").

                  (c) Conversion Grants. In its sole discretion, the Board may grant a Nonqualified Option to any eligible Non-Employee Director who was a member of the Board of Managers of Internet Capital Group, L.L.C. and who became a member of the Board immediately following the execution of the Agreement of Merger dated February 2, 1999 to compensate such Non-Employee Director for the cancellation of outstanding options held by such Non-Employee Director immediately prior to the execution of such Agreement of Merger; provided, however, that such grant shall be subject to the availability and adjustment of Shares issuable under the Plan pursuant to Section 3 (a "Conversion Grant").

                  (d) Aggregate Limitation on Grants. Notwithstanding any provision of this Plan to the contrary, the maximum number of Shares subject to Initial Grants, Service Grants and Conversion Grants which may be awarded to any Non-Employee Director under the Plan shall not exceed 107,000 Shares.

                  (e) Terms of Initial Grants, Service Grants and Conversion Grants. Unless otherwise determined by the Committee as reflected in the applicable Grant Instrument, each Option granted pursuant to this Section 6 shall be subject to the following terms:

                      (i) Each such Option shall have a term of eight years from the date of the applicable Option is granted.

                      (ii) Each Initial Grant shall vest in four equal installments of a whole number of Shares on the first, second, third and fourth anniversaries of the date of grant of such Option. Each Service Grant shall vest in two equal installments of a whole number of Shares on the first and second anniversaries of the date of grant of such Option. Each Conversion Grant shall vest as set forth in the applicable Grant Instrument.

         7.       Stock Appreciation Rights

                  (a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per Share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a Share as of the date of grant of the SAR.

                  (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

                  (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is as an Employee, Key Advisor or member of the Board or during the applicable period after Termination of Service as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an executive officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

                  (d) Value of SARs. When a Grantee exercises an SAR, the Grantee shall receive in settlement of such SAR an amount, payable in cash, Shares or a combination thereof equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 7(a).

                  (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Shares, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional Share.

         8.       Restricted Shares

                  The Committee may issue or transfer Shares to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Shares, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Shares:

                  (a) General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on Restricted Shares shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

                  (b) Number of Shares. The Committee shall determine the number of Restricted Shares to be issued or transferred and the restrictions applicable to such Grant.

                  (c) Requirement of Employment. If the Grantee has a Termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Grantee the lesser of (x) the consideration, if any, paid by the Grantee for such Shares and (y) the Fair Market Value of the Shares as of the date of such Termination of Service. The Committee may, however, provide for complete or partial exceptions to these requirements as it deems appropriate.

                  (d) Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares except as permitted under Section 14. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the certificate covering the Restricted Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee.

                  (f) Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Share Grants, that the restrictions shall lapse without regard to any Restriction Period.

         9.       Performance Shares

                  (a) General Requirements. The Committee may grant Performance Shares ("Performance Shares") to an Employee or Key Advisor. Each Performance Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Share, if performance goals established by the Committee are met. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date of payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

                  (b) Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Shares ("Performance Goals"), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating shares, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

                  (c) Payment with respect to Performance Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares. Payments with respect to Performance Shares shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. Any fractional Performance Share shall be paid in cash. Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

                  (d) Requirement of Employment. If the Grantee has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  (e) Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

                  (f) Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee's right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 10, no provision of the Plan shall be interpreted to confer upon any

Grantee any voting, dividend or derivative or other similar rights with respect to any Performance Share.

         10.      Dividend Equivalent Rights

                  (a) General Requirements. The Committee may grant Dividend Equivalent Rights to Employees Non-Employee Directors and Key Advisors. Each Dividend Equivalent Right shall represent the right to receive, either credits for or payments of, amounts based on the dividends declared on Shares, to be credited or paid as of the dividend payment dates, during the term of the Dividend Equivalent Right as determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised.

                  (b) Certain Terms. Unless otherwise determined by the Committee, a Dividend Equivalent Right is exercisable or payable only while the Grantee is an Employee, member of the Board or Key Advisor. Payment of the amount determined in accordance with Section 10(a) shall be in cash, in Shares or a combination of the two, as determined by the Committee. The Committee may impose such other terms conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Grant Instrument.

                  (c) Dividend Equivalent Right with Other Grants. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Grants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Performance Share, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

                  (d) Deferral. The Committee may establish a program under which the payments with respect to Dividend Equivalent Rights may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

         11.      Cash Awards

                  (a) General Requirements. The Committee may grant Cash Awards to Employees, Non-Employee Directors and Key Advisors. The cash payment due upon settlement of a Cash Award shall be based on the attainment of performance goals and shall be subject to such other conditions, restrictions and contingencies as the Committee shall determine as reflected by the terms of the Grant Instrument.

         12.      Qualified Performance-Based Compensation

                  (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Shares, Performance Shares and Cash Awards granted to an Employee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this Section 12 shall apply to Grants of Restricted Shares Performance Shares and Cash Awards that are intended to be "qualified performance-based compensation" under Section 162(m) of the Code.

                  (b) Performance Goals. When Restricted Shares, Performance Shares or Cash Awards that are intended to be "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Shares to lapse or amounts to be paid under the Performance Shares or Cash Awards as applicable, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, Disability, other Termination of Service or Reorganization, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code and the Treasury regulations thereunder. The performance goals may relate to the Employee's individual performance or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Share price, earnings per Share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, share volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

                  (c) Establishment of Goals. The Committee shall establish the performance goals in accordance with Section 12(b) in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals had been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

                  (d) Maximum Payment. If Restricted Shares, or Performance Shares measured with respect to the Fair Market Value of Shares, are granted pursuant to this Section 12, not more than 25,000 Shares may be granted to an Employee under such Restricted Shares or Performance Shares for any Performance Period. If Cash Awards, or Performance Shares measured with respect to criteria other than the Fair Market Value of Shares, are granted pursuant to this Section 12, the maximum amount that may be paid to an Employee under such Cash Awards or Performance Shares with respect to a Performance Period is $2,000,000.

                  (e) Performance Certification. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Shares, Performance Shares, or Cash Awards made pursuant to this Section 12 for the Performance Period shall be forfeited.

         13.      Withholding of Taxes

                  (a) Required Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a payment in respect of Performance Shares, Dividend Equivalent Rights or Cash Awards or (iv) any other applicable income recognition event (for example, an election under Section 83(b) of the Code). Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options, SARs, Restricted Shares, Performance Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the option or SAR, (ii) the lapsing of restrictions on the Restricted Share (or other income recognition event) or (iii) payments in respect of any Performance Share or Dividend Equivalent Right.

                  (b) Election to Withhold Shares. If the Committee so permits, a Grantee may make a written election to satisfy the Company's income tax withholding obligation with respect to an Option, an SAR, Restricted Shares, Performance Shares or Dividend Equivalent Rights paid in Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder). In the event that the Committee permits and Grantee makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         14.      Transferability of Grants

                  (a) In General. Except as provided in Section 14(b), only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Nonqualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         15.      Right of First Refusal

                  Prior to a Public Offering, as defined in Section 25(c), if at any time an individual desires to sell, encumber, or otherwise dispose of Shares distributed to him under this Plan, the individual shall first offer the Shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Shares; (b) the certificate number and number of Shares proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 30 days after receipt of such notice, the Company shall have the option to purchase all or part of such Shares at the same price and on the same terms as contained in such notice.

                  In the event the Company (or a shareholder, as described below) does not exercise the option to purchase Shares, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his Shares on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 30 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

                  The Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Section 15 and the Company's repurchase right pursuant to Section 16 below. If the Company's right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, pass through such right to the remaining shareholders of the Company in the same proportion that each shareholder's Share ownership bears to the Share ownership of all the shareholders of the Company, as determined by the Board. To the extent that a shareholder has been given such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

                  On and after a Public Offering, the Company shall have no further right to purchase Shares under this Section 15 or Section 16 below, and its limitations shall be null and void.

                  Notwithstanding the foregoing, the shareholders agreement described in Section 19(a) may provide that the provisions of this Sections 15 and Section 16 shall not apply to any

Share distributed pursuant to the Plan.

         16.      Purchase by the Company

                  Unless otherwise determined by the Board or Committee at or after grant, in the event of the Grantee's Termination of Service, the Company shall have the right to repurchase all Shares issued or to be issued to the Grantee under this Plan at Fair Market Value as of the date of such Termination of Service but not less than the amount paid by the Grantee for such shares. In the event that the Board or Committee determines in good faith that the Grantee has materially breached any non-compete or confidentiality agreement with the Company after termination of his or her status as an Employee, Key Advisor or member of the Board, the price at which the Company shall have the right to repurchase such Shares shall be equal to the Exercise Price or purchase price paid by the Grantee. Any repurchase shall be made in accordance with accounting rules to avoid adverse accounting treatment.

                  The Company's right to repurchase shall be exercisable at any time within one year after the date of Grantee's Termination of Service by the delivery of written notice to such effect by the Company to the Grantee, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

         17.      Reorganization of the company

                  (a) Reorganization. As used herein, a "Reorganization" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

                  (b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

                  (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after accelerating all vesting and giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

                  (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 17(b)) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

         18.      Change of Control of the Company

                  (a) Definition. As used herein, a "Change of Control" shall be deemed to have occurred if:

                      (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Safeguard Scientifics, Inc. or any of its subsidiaries or affiliates becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or

                      (ii) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding Shares of the Company.

                  (b) Notice and Acceleration. Upon a Change of Control, to the extent the Committee in its sole discretion determines, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Shares shall immediately lapse, and (iv) Grantees holding Performance Shares shall receive a payment in settlement of such Performance Shares, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

                  (c) Other Alternatives. Notwithstanding the foregoing, subject to Section (d) 18 below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

                  (d) Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of
Section 18(b) above shall apply in the case of such a Change of Control, and the Committee shall not have discretion to vary them.

                  (e) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 18(c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         19.      Requirements for Issuance or Transfer of Shares

                  (a) Shareholder's Agreement. The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Shares distributed pursuant to the Plan.

                  (b) Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         20.      Amendment and Termination of the Plan

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided that the Board may not make any amendment to the Plan that would, if such amendment were not approved by the shareholders of the company, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the shareholders is obtained.

                  (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         21.      Funding of the Plan

                  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         22.      Rights of Participants

                  Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         23.      No Fractional Shares

                  No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

         24.      Headings

                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         25. Effective Date of the Amended and Restated Plan; Definition of Certain Terms

                  (a) Effective Date. The Plan, as amended and restated, shall be effective on May 1, 1999.

                  (b) Reporting Company. The provisions of the Plan that refer to the Company becoming a Reporting Company, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Shares under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Shares are so registered.

                  (c) Public Offering. All references in the Plan to a Public Offering shall refer to the consummation of the first registered public offering of Shares of the Company in a firm commitment underwriting.

         26.      Miscellaneous

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan; provided, that the total number of Shares issuable upon exercise of all outstanding options shall not exceed 30% of the then outstanding Shares of the Company unless approved by a two-thirds vote of the shareholders. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted share grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section 26(b).

                  (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.


                                   * * * * * *

Date:  May 1, 1999                    INTERNET CAPITAL GROUP, INC.
     -------------


                                      By:  /s/ Walter W. Buckley, III
                                           -------------------------------------
                                           Walter W. Buckley, III
                                           President and Chief Executive Officer




Attest:

By:  /s/ Donna M. Lightner
     ----------------------

                                                                      Exhibit II


                             AMENDMENT NO. 1 TO THE
                          INTERNET CAPITAL GROUP, INC.
                          1999 EQUITY COMPENSATION PLAN
                (as amended and restated, effective May 1, 1999)


         On behalf of Internet Capital Group, Inc. (the "Company") and pursuant to the resolutions of the Board of Directors of the Company dated May 21, 1999, the undersigned hereby amends the Internet Capital Group, Inc. 1999 Equity Compensation Plan (the "Plan") to change the aggregate number of Shares of the Company that may be issued or transferred under the plan, effective as of May 21, 1999 as follows:

         1. The second sentence of Section 3(a) is hereby amended to read as follows:

                  "Subject to adjustments as provided in Section 3(b) below, the aggregate number of Shares of the Company that may be issued or transferred under the Plan is 21,000,000 Shares."

         2. In all other respects, the Plan is hereby ratified and confirmed.


                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to be executed.



Date:  July 1, 1999                   INTERNET CAPITAL GROUP, INC.
     --------------


                                      By:  /s/ Walter W. Buckley, III
                                           -------------------------------------
                                           Walter W. Buckley, III
                                           President and Chief Executive Officer

Attest:

By:  /s/ Henry N. Nassau
     --------------------
     Secretary

                                                                     Exhibit III


                             AMENDMENT NO. 2 TO THE
                          INTERNET CAPITAL GROUP, INC.
                          1999 EQUITY COMPENSATION PLAN
                (as amended and restated, effective May 1, 1999)


         On behalf of Internet Capital Group, Inc. (the "Company") and pursuant to the resolutions of the Board of Directors of the Company dated March 3, 2000, the undersigned hereby amends the Internet Capital Group, Inc. 1999 Equity Compensation Plan (the "Plan"), effective as of March 3, 2000, as follows:

         1.       Section 3(a) is hereby amended to read as follows:

                  (a) Shares Authorized. For purposes of the Plan, a Share means one or more shares of common stock of the Company, par value $.001, as determined pursuant to Section 3(b). Subject to the adjustment specified below, the aggregate number of Shares of the Company that may be issued or transferred under the Plan is 60,000,000 Shares. Notwithstanding the foregoing, until the Company's shareholders approve the 18,000,000 Shares approved for issuance by the Board on March 3, 2000, such Shares may not be subject to Grants to employees of the Company or its subsidiaries who may be covered by Section 162(m) of the Code and may only be used for Grants which are issued to induce grantees to become employed by the Company or its subsidiaries. The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 6,000,000 Shares. The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Restricted Shares or Performance Shares are forfeited, the Shares subject to such Grants shall again be available for purposes of the Plan.

         2. In all other respects, the Plan is hereby ratified and confirmed.


                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 2 to be executed.



Date:  March 3, 2000                INTERNET CAPITAL GROUP, INC.
     ---------------


                                    By:  /s/ Walter W. Buckley, III
                                         --------------------------------------
                                         Walter W. Buckley, III
                                         President and Chief Executive Officer

Attest:

By:  /s/ Henry N. Nassau
     --------------------
     Secretary